Exhibit 99.1

Trio Petroleum Corp Announces Pricing of Initial Public Offering and Listing on NYSE American

DANVILLE, CA, April 17, 2023 — Trio Petroleum Corp (“Trio”), an oil and gas exploration and development company focused on strategic, high growth energy projects in California, today announced the pricing of its initial public offering of 2,000,000 shares of its common stock at a price to the public of $3.00 per share. Gross proceeds before deducting underwriting discounts and commissions and other offering expenses are expected to be $6 million. In addition, the underwriters have been granted a 45-day option to purchase up to 300,000 additional shares of Common Stock to cover over-allotments.

The common stock is expected to begin trading on The New York Stock Exchange American (“NYSE American”) under the symbol “TPET” on April 18, 2023, and the offering is expected to close on April 20, 2023, subject to the satisfaction of customary closing conditions.

Spartan Capital Securities, LLC is acting as the sole book-running manager for the offering.

McDermott Will & Emery is acting as counsel to Trio Petroleum Corp and Anthony L.G., PLLC is acting as counsel to Spartan Capital Securities, LLC.

Trio intends to use the net proceeds from this offering to fund the drilling of wells, repayment of debt, and for working capital and general corporate purposes.

A registration statement relating to these securities was declared effective by the Securities and Exchange Commission (“SEC”) on April 17, 2023. The offering is being made only by means of a prospectus. When available, copies of the final prospectus related to the offering may be obtained from the SEC at www.sec.gov, and from Spartan Capital Securities, LLC, Attn: Prospectus Department, 45 Broadway, 19th Floor, New York, NY 10006, or by e-mail at: investmentbanking@spartancapital.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Trio Petroleum Corp

Trio Petroleum Corp is an oil and gas exploration and development company headquartered in Bakersfield, California, with operations in Monterey County, California. The Company has a large, approximately 8,600-acre asset called the “South Salinas Project Asset” where it owns an 85.75% working interest. Trio’s immediate plans are to commence drilling of its development well named HV-1 followed by drilling a second well named HV-2. Previous operations on this asset have successfully drilled two (2) producing wells. Trio has permits in place to drill and produce these wells.

Cautionary Statement Regarding Forward-Looking Statements

All statements in this press release of Trio Petroleum Corp (“Trio”) and its representatives and partners that are not based on historical fact are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and the provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Acts”). In particular, when used in the preceding discussion, the words “estimates,” “believes,” “hopes,” “expects,” “intends,” “on-track”, “plans,” “anticipates,” or “may,” and similar conditional expressions are intended to identify forward-looking statements within the meaning of the Acts and are subject to the safe harbor created by the Acts. Any statements made in this news release other than those of historical fact, about an action, event or development, are forward-looking statements, including any statements made with respect to the initial public offering and Trio’s intended use of proceeds from the initial public offering. While management has based any forward-looking statements contained herein on its current expectations, the information on which such expectations were based may change. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of risks, uncertainties, and other factors, many of which are outside of the Trio’s control, that could cause actual results to materially and adversely differ from such statements. Such risks, uncertainties, and other factors include, but are not necessarily limited to, those set forth in the Risk Factors section of the Company’s S-1 filed with the Securities and Exchange Commission (SEC). Copies are of such documents are available on the SEC’s website, www.sec.gov . Trio undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Company Contact:

Frank C. Ingriselli

CEO

Trio Petroleum Corp

Ingriselli@gvest.com